EXHIBIT 99.1

 AMENDMENT TO LOAN AGREEMENTS

THIS  AMENDMENT TO LOAN AGREEMENTS (“Amendment”) is made and entered into as of this 10th  day of January, 2011 by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”) and Stewart J. Greenebaum LLC. (the “Lender”).

WITNESSETH:

WHEREAS, the Company and the Lender have heretofore entered into  Loan Agreements dated as of  June 27, 2007 and June 30, 2008 (the “Loan Agreements) and

WHEREAS, the Company and the Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings given to them in the Loan Agreements and the Amendment.

2.
Amendment. The Loan Agreements, the Promissory Notes that form part of the Exhibits thereto are hereby amended to extend the date upon which the Promissory Notes and accrued interest shall be deemed paid in full to June 30, 2012.

3.	Loan Documents. Except as expressly amended by the terms of this Amendment, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

WITNESS the due execution of this Amendment as of the day and year first above written.

Lightning Poker, Inc.

By: /s/ Robert Ciunci

Title: Chief Financial Officer

LENDER

Stewart J. Greenebaum LLC

By: /s/ Stewart J. Greenebaum

Title: